UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TPG RE FINANCE TRUST, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2018 Annual Meeting of Stockholders of TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”), will be held at 10:00 a.m., Eastern Time, on Wednesday, May 23, 2018, at the Park Central Hotel, 870 Seventh Avenue, New York, New York 10019. At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, each as more fully described in the accompanying proxy statement:

1.	the election of seven directors, each to hold office until the Company’s annual meeting of stockholders in 2019 and until his or her successor is duly elected and qualifies;
2.	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018;
3.	a proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;
4.	a proposal to approve, on a non-binding, advisory basis, the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers; and
5.	such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of record of the Company’s common stock and Class A common stock as of the close of business on March 26, 2018, the date fixed by the Company’s board of directors as the record date for the Annual Meeting, are the only stockholders entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you expect to be present at the Annual Meeting, you are requested to authorize a proxy to vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card if you requested paper copies of the Company’s proxy materials. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person at the Annual Meeting.

By Order of the Board of Directors,

Deborah Ginsberg

Secretary

April 11, 2018

TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

PROXY STATEMENT FOR
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2018

This proxy statement is being furnished by and on behalf of the board of directors of TPG RE Finance Trust, Inc., a Maryland corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies to be voted at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”). As used in this proxy statement, the following terms have the meanings set forth below:

•	the term “Manager” refers to our external manager, TPG RE Finance Trust Management, L.P., a Delaware limited partnership;
•	the term “TPG” refers to TPG Global, LLC, a Delaware limited liability company, and its affiliates;
•

the terms “stock” and “shares” refer, unless the context requires otherwise, to the common stock, $0.001 par value per share, and the Class A common stock, $0.001 par value per share, of TPG RE Finance Trust, Inc.; and

•	the term “stockholders” refers, unless the context requires otherwise, to the holders of the common stock and Class A common stock of TPG RE Finance Trust, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 23, 2018

We are furnishing the proxy materials for the Annual Meeting electronically using the Internet through the mailing to our stockholders of a Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”). The Notice and Access Card will be first mailed to stockholders of record on or about April 13, 2018. Please visit the website www.proxyvote.com to view electronic versions of our proxy materials and our 2017 annual report to stockholders, and to request electronic delivery of future proxy materials.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the proxy statement, we answer some common questions regarding the Annual Meeting and the voting of shares at the Annual Meeting.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held at 10:00 a.m., Eastern Time, on Wednesday, May 23, 2018, at the Park Central Hotel, 870 Seventh Avenue, New York, New York 10019.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

The United States Securities and Exchange Commission (the “SEC”) has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card, which will be mailed to our stockholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access Card also instructs you as to how you may authorize a proxy to vote your shares via the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access Card.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. The Notice and Access Card provides instructions on how to authorize a proxy to vote your shares via the Internet or by telephone or vote in person at the Annual Meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record as of the close of business on March 26, 2018 and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice and Access Card or other proof of stock ownership. You may vote shares held in “street name” at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting and vote in person, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Do I need a ticket to be admitted to the Annual Meeting?

You will need your proof of identification along with either your Notice and Access Card or other proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your stock ownership, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the Annual Meeting?

Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.

NO CAMERAS, RECORDING EQUIPMENT, ELECTRONIC DEVICES, LARGE BAGS, BRIEFCASES OR PACKAGES WILL BE PERMITTED AT THE ANNUAL MEETING.

What am I voting on?

There are four proposals scheduled to be considered and voted on at the Annual Meeting. At the Annual Meeting, stockholders are being asked to consider and vote on:

•	Proposal 1: The election of seven directors, each to hold office until the Company’s annual meeting of stockholders in 2019 and until his or her successor is duly elected and qualifies;
•	Proposal 2: The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018;
•	Proposal 3: A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”); and
•	Proposal 4: A proposal to approve, on a non-binding, advisory basis, the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers.

Who can vote?

Holders of record of our common stock and Class A common stock as of the close of business on March 26, 2018, the record date fixed by the board of directors for determining the stockholders who are entitled to vote at the Annual Meeting, are the only stockholders who are entitled to vote at the Annual Meeting. Our common stock and Class A common stock will vote together as a single class on the four proposals scheduled to be considered and voted on at the Annual Meeting by stockholders. As of March 26, 2018, there were a total of 60,175,160 shares of our stock outstanding and entitled to vote at the Annual Meeting. You have one vote for each share of common stock that you own. You have one vote for each share of Class A common stock that you own.

What constitutes a quorum?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote their shares electronically or telephonically or attend the Annual Meeting.  The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. If you sign and return your paper proxy card or authorize a proxy to vote your shares electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes and abstentions will also be considered present for the purpose of determining whether we have a quorum.

How many votes are needed to approve each of the proposals assuming a quorum is present at the Annual Meeting?

Proposal 1: Election of Directors. The election of a director nominee must be approved by a plurality of the votes cast in the election of directors. Plurality voting simply means that the number of candidates getting the highest number of votes cast “for” their election at the Annual Meeting will be elected. Proxies marked “Withhold Authority” and “broker non-votes” are not considered votes cast for the foregoing purpose, and will not affect the outcome of this proposal.

Proposal 2: Ratification of Independent Registered Public Accounting Firm for 2018. A majority of the votes cast is required for the approval of the auditor ratification proposal (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Abstentions and “broker non-votes” are not considered votes cast for the foregoing purpose, and will not affect the outcome of this proposal. As described below, brokerage firms can vote your uninstructed shares on this proposal.

Proposal 3: Say-on-Pay Proposal. A majority of the votes cast is required to approve the Say-on-Pay Proposal. Abstentions and “broker non-votes” are not considered votes cast for the foregoing purpose, and will not affect the outcome of this proposal.

Proposal 4: Frequency of Future Say-on-Pay Proposals. The option of every year, every two years or every three years that receives a majority of the votes cast will be the frequency for future Say-on-Pay proposals that has been recommended by our stockholders. Abstentions and “broker non-votes” are not considered votes cast for the foregoing purpose, and will not affect the outcome of this proposal. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes by stockholders at the Annual Meeting to be the option selected by our stockholders.

What is a “broker non-vote”?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Your shares may be voted on the auditor ratification proposal (Proposal 2) if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the rules of the New York Stock Exchange (the “NYSE”) to cast votes on certain “routine” matters if they do not receive instructions from their customers. The auditor ratification proposal (Proposal 2) is considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other proposals being considered and voted on by stockholders at the Annual Meeting are “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.

How do I authorize a proxy to vote my shares?

Follow the instructions on the Notice and Access Card to authorize a proxy to vote your shares electronically via the Internet or by telephone. If you request a paper copy of our proxy materials, follow the instructions printed on the paper proxy card to authorize a proxy to vote via the Internet, by telephone or by completing and returning the paper proxy card by mail. The individuals named and designated as proxies will vote your shares as you instruct.

If you submit a signed proxy without indicating your vote on any matter, the designated proxies will vote to elect all seven nominees as directors, to approve the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018, to approve, on a non-binding, advisory basis, the compensation of our named executive officers and to recommend “every year” as the frequency of future Say-on-Pay proposals.

How can I authorize a proxy to vote my shares over the Internet or by telephone?

To authorize a proxy to vote your shares electronically via the Internet, go to www.proxyvote.com and follow the instructions. Please have your Notice and Access Card in hand when accessing the website, as it contains a 16-digit control number required to authorize a proxy to vote your shares.

If you have access to a touch-tone telephone, you may authorize a proxy to vote your shares by dialing (800) 690-6903 and following the recorded instructions. You will need the 16-digit control number included on your Notice and Access Card in order to authorize a proxy to vote your shares by telephone.

If you requested a paper copy of our proxy materials, in order to authorize a proxy to vote your shares by telephone or over the Internet, you must either call the toll-free number reflected on the paper proxy card or go to www.proxyvote.com and follow the instructions. Please have your paper proxy card in hand when calling the toll-free number or accessing the website, as it contains a 16-digit control number required to authorize a proxy to vote your shares.

You can authorize a proxy to vote your shares via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Time, May 22, 2018, the day before the Annual Meeting.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

What if other matters come up at the Annual Meeting?

At the date this proxy statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have authorized a proxy to vote your shares, the persons named in the proxy card will have the discretion to vote on those matters for you.

Can I revoke my proxy after I authorize a proxy to vote my shares?

Yes. You can revoke your proxy either by:

•	executing or authorizing, dating and delivering to us a new proxy with a later date that is received no later than May 22, 2018;
•	voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 22, 2018;

•	sending a written statement revoking your proxy card to our Secretary or any corporate officer of the Company, provided such statement is received no later than May 22, 2018; or
•	by attending the Annual Meeting, revoking your proxy and voting your shares in person.

Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary. New paper proxy cards should be sent to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. In addition to sending or making available to you these proxy materials, some of the employees of an affiliate of our Manager may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this.

PROPOSAL 1 — ELECTION OF DIRECTORS

There are currently seven members of the board of directors. On March 16, 2018, the board of directors, upon the recommendation of its nominating and corporate governance committee, unanimously nominated the seven directors listed below for re-election to the board of directors at the Annual Meeting. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy card as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board of directors alternatively acts to reduce the size of the board of directors or maintain a vacancy on the board of directors in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

The names, ages as of April 1, 2018 and existing positions with us of the nominees are as follows:

Name	Age	Office or Position Held
Avi Banyasz	45	Chairman of the Board of Directors
Greta Guggenheim	59	Chief Executive Officer, President and Director
Kelvin Davis	54	Director
Michael Gillmore	61	Director
Wendy Silverstein	57	Director
Bradley Smith	50	Director
Gregory White	61	Director

The name, principal occupation for the last five years, selected biographical information and the period of service as our director of each of the nominees are set forth below.

Avi Banyasz has served as our chairman of the board since December 2014. Mr. Banyasz is a partner of TPG and the co-head of TPG Real Estate, TPG’s real estate investment platform. Prior to joining TPG in 2011, Mr. Banyasz served as a managing principal and a member of the investment committee of Westbrook Partners, a real estate private equity firm, where he worked for 13 years. Prior to joining Westbrook Partners, Mr. Banyasz worked at Bear Stearns & Co. Mr. Banyasz received a B.S. in Economics and Finance, with High Distinction, from the University of Toronto. Mr. Banyasz serves on the Boards of Directors of Enlivant (formerly, Assisted Living Concepts, Inc.), of which he is Chairman, M West Properties, Evergreen Industrial Properties, LLC, and Strategic Office Partners. Mr. Banyasz’s extensive experience in real estate investment allows Mr. Banyasz to provide valuable insight to us and our board of directors, including with respect to our investing activities, which leads to our conclusion that Mr. Banyasz should serve on our board of directors.

Greta Guggenheim has served as one of our directors since February 2016 and as our chief executive officer and president since January 2016. Ms. Guggenheim is also a partner of TPG and TPG Real Estate and our Manager and the chair of our Manager’s investment committee. Ms. Guggenheim is a co-founder of Ladder Capital Corp. (NYSE: LADR) (“Ladder”) and was president of Ladder from its formation in October 2008 through June 2012 and was appointed chief investment officer in June 2012. Prior to forming Ladder, Ms. Guggenheim served as a managing director and head of origination at Dillon Read Capital Management (“DRCM”), a wholly-owned subsidiary of UBS AG, from June 2006 to June 2007. Before joining DRCM, Ms. Guggenheim served as a managing director in originations at UBS from May 2002 to June 2006. Prior to joining UBS, Ms. Guggenheim served as a managing director at Bear Stearns & Co. from October 2000 to April 2002 and previously worked in real estate investment banking and commercial real estate lending at Credit Suisse and Credit Suisse First Boston from 1986 to 1999. Ms. Guggenheim has a total of 31 years of experience in commercial real estate finance. Ms. Guggenheim earned a B.A. in Economics and Spanish Literature from Swarthmore College and an M.B.A. from The Wharton School of the University of Pennsylvania. Ms. Guggenheim’s leadership, vision, skills, deep knowledge of our business and experience in commercial real estate finance lead to our conclusion that Ms. Guggenheim should serve on our board of directors.

Kelvin Davis has served as one of our directors since December 2014. Mr. Davis is the founder and the co-head of TPG Real Estate. He is based in San Francisco and is a member of TPG’s management committee. From 2000 to 2009, Mr. Davis led TPG’s North American buyout group, encompassing investments in all non-technology industry sectors. Prior to joining TPG in 2000, Mr. Davis was president and chief operating officer of Colony Capital, LLC, a private international real estate investment firm in Los Angeles (“Colony”), which he co-founded in 1991. Colony’s wholly owned affiliate, Colony Advisors, Inc., acted as asset manager with respect to essentially all of Colony’s loan and property investments. Prior to the formation of Colony, Mr. Davis was a principal of RMB Realty, Inc., the real estate investment vehicle of Robert M. Bass. Prior to his affiliation with RMB Realty, Inc., he worked at Goldman Sachs & Co. LLC in New York and with Trammell Crow Company in Dallas and Los Angeles. Mr. Davis earned a B.A. in Economics from Stanford University and an M.B.A. from Harvard Business School, where he was a Baker Scholar, a John L. Loeb Fellow, and a Wolfe Award recipient. Mr. Davis serves on the Boards of Directors of Caesars Entertainment Operating Company (NASDAQ: CZR), Catellus Development Corporation, Assisted Living Concepts, Inc. (Enlivant), Arlington Business Parks GP Limited, and Arlington LP (UK) Limited. He is also a long-time director (and past Chairman) of Los Angeles Team Mentoring, Inc. (a charitable mentoring organization); is a trustee of the Los Angeles County Museum of Art (LACMA); and is on the Board of Overseers of the Huntington Library, Art Collections, and Botanical Gardens. Mr. Davis’s substantial real estate loan and property investment experience, leadership role with TPG Real Estate and deep knowledge and relationships in the real estate sector lead to our conclusion that Mr. Davis should serve on our board of directors.

Michael Gillmore has served as one of our directors since July 2017. Mr. Gillmore was an audit partner at Ernst & Young LLP (“EY”) and retired on June 30, 2017 after 39 years at EY. Mr. Gillmore served in various leadership positions in EY’s real estate practice during his career, including from 2004 to 2016 as Market Segment Leader for Real Estate, Hospitality & Construction for the Pacific Southwest Region and the West Region. Mr. Gillmore has served as the lead partner for numerous public and private companies operating in multiple subsectors of the real estate industry. Mr. Gillmore has extensive experience interacting with boards of directors and audit committees. Mr. Gillmore received a B.S. in Business Administration and Accounting from California State University, Fullerton. Mr. Gillmore served on the Advisory Board of the Lusk Real Estate Center at the University of Southern California until September 2017 and currently serves on the Board of Directors of the California Hospital Medical Center Foundation. Mr. Gillmore is a full member of the Urban Land Institute, the National Association of Real Estate Investment Trusts and the National Associate of Corporate Directors (“NACD”) and was recently recognized as an NACD Governance Fellow. Mr. Gillmore’s comprehensive knowledge of accounting and financial disclosure, extensive audit experience and interactions with the boards of directors and audit committees of multiple companies in the real estate industry lead to our conclusion that Mr. Gillmore should serve on our board of directors.

Wendy Silverstein has served as one of our directors since July 2017. Ms. Silverstein is currently President and Chief Executive Officer of New York REIT, Inc. (NYSE: NYRT) (“NYRT”). As Chief Executive Officer of NYRT, Ms. Silverstein is leading the winding up and liquidation of NYRT pursuant to a stockholder approved plan of liquidation. Previously, Ms. Silverstein served as Executive Vice President and Co-Head of Acquisitions and Capital Markets for Vornado Realty Trust (NYSE: VNO) (“Vornado”), an owner of commercial real estate in the United States, from 1998 to 2015. During her tenure at Vornado, Ms. Silverstein oversaw Vornado’s debt and equity financings and was responsible for a variety of real estate as well as corporate acquisitions. Ms. Silverstein was a member of the Investment Committee for Vornado’s private equity fund, Vornado Capital Partners, L.P. On behalf of Vornado, she has served on the Board of Directors of Toys R Us, Inc. since its leveraged buyout in 2005 and previously served on the Board of LNR Property, LLC, a loan special servicer. Prior to joining Vornado in 1998, Ms. Silverstein spent 12 years at Citicorp. From 1990 to 1998, she was with Citicorp Real Estate in the Corporate Debt Restructuring Group, which she headed from 1994 to 1998. During this time, she led the negotiation and restructuring of debt and equity transactions involving companies in the airline, hospitality, retail, office and residential real estate industries. She served on the Board of Directors of Shuttle, Inc. (d/b/a US Air Shuttle) from 1992 to 1997 and Alexander’s, Inc. (NYSE: ALX) from 1992 to 1995. From 1986 to 1990, she was with the Leveraged Capital Group at Citibank, N.A., providing sponsor financing for leveraged buyouts. Ms. Silverstein currently serves on the boards of Toys R Us, Inc., Alexander’s, Inc. and NYRT. Ms. Silverstein has served as an independent advisor to Trinity Church regarding their real estate portfolio and is an active member of the Board of Beit Ruth, an educational and therapeutic village for at risk teenage girls in Israel. Ms. Silverstein earned her B.S. in Economics, magna cum laude, from The Wharton School of the University of Pennsylvania and an M.B.A. with distinction from The Wharton Graduate School of Business Administration. She is also a Certified Public Accountant. Ms. Silverstein’s management experience with multiple real estate investment trusts (“REITs”), deep knowledge and relationships in the real estate sector and extensive capital markets experience lead to our conclusion that Ms. Silverstein should serve on our board of directors.

Bradley Smith has served as one of our directors since July 2017. Mr. Smith has been a private investor since June 2015. From February 2002 to May 2015, Mr. Smith served as head of Real Estate and Lodging Equity Capital Markets at Bank of America Merrill Lynch. During his tenure at Bank of America Merrill Lynch, Mr. Smith was responsible for the structuring, marketing and pricing of initial public offerings and other public equity offerings for companies in the real estate, lodging, gaming and real estate finance industries. While at Bank of America Merrill Lynch, Mr. Smith was the lead equity advisor on more than three hundred equity offerings, which raised in excess of $100 billion. Mr. Smith began his career at Lehman Brothers in 1989 and worked there prior to joining Bank of America Merrill Lynch in 2000. Mr. Smith served in a variety of investment banking and equity capital markets positions both in New York and in London while at Lehman Brothers, including acting as the co-head of U.S. Equity syndicate. Mr. Smith graduated magna cum laude from The Wharton School of the University of Pennsylvania with a B.S. in finance. Mr. Smith’s deep knowledge and relationships in the real estate sector, including over 15 years of experience working with companies in the real estate finance sector, and extensive capital markets experience lead to our conclusion that Mr. Smith should serve on our board of directors.

Gregory White has served as one of our directors since July 2017. Since January 2003, Mr. White has served as a Managing Director and Chief Executive Officer of Prima Capital Advisors LLC (“Prima”), an investment advisory firm that specializes in commercial mortgage investments. At Prima, Mr. White’s responsibilities include loan origination, structuring securitizations and the development and maintenance of client relationships. Prima is the successor entity to Conning Asset Management, which purchased Schroder Mortgage Associates, LP (“Schroder”) in 1998. Mr. White founded Schroder in 1992. Prior to forming Schroder, Mr. White was a Managing Director at Salomon Brothers Inc (“Salomon”) and co-head of the firm’s real estate finance, sales and advisory businesses. While at Salomon, Mr. White was responsible for the origination, negotiation and closing of real estate financings, joint ventures and property sales, as well as commercial mortgage securitizations and assisting with the development of the rating process for commercial mortgages. Prior to his work at Salomon, Mr. White was an Assistant Treasurer in the Real Estate Finance Department of the Chase Manhattan Bank. Mr. White holds a B.S. in Civil Engineering from Tufts University and earned an M.B.A. in Finance and Real Estate from The Wharton Graduate School of Business Administration. Mr. White previously was a director of New Plan Excel Realty Trust (NYSE: NXL) and Acadia Realty Trust (NYSE: AKR), two NYSE-listed REITs that specialized in retail real estate. Mr. White is a member of the Pension Real Estate Association and the Commercial Real Estate Finance Council. He serves on the Board of Advisors of Tufts University’s College of Engineering as well as the University’s Entrepreneurial Leadership Program. Mr. White is a former Adjunct Professor of Real Estate Finance at New York University. Mr. White’s extensive experience in commercial real estate loan originations and financings allows Mr. White to provide valuable insight to us and our board of directors, including with respect to our investing activities, which leads to our conclusion that Mr. White should serve on our board of directors.

Voting Recommendation

Our board of directors unanimously recommends that you vote “for” the election of each of the director nominees named above.

CORPORATE GOVERNANCE

The Board of Directors; Committees

Our business is managed by our Manager, subject to the oversight and direction of our board of directors. Our board of directors has seven members and is currently comprised of Mr. Banyasz, Ms. Guggenheim, Mr. Davis, Mr. Gillmore, Ms. Silverstein, Mr. Smith and Mr. White.

Director Independence

Under our corporate governance guidelines and NYSE rules, the board of directors must be comprised of at least a majority of directors who qualify as “independent” directors. A director is not independent unless the board of directors affirmatively determines that he or she does not have a “material relationship” with us. In addition, the director must meet the bright-line test for independence set forth by the NYSE rules. Our corporate governance guidelines also require all members of the audit committee, the compensation committee and the nominating and corporate governance committee to be “independent” directors. Based upon its review, the board of directors has affirmatively determined that each of Mr. Gillmore, Ms. Silverstein,  Mr. Smith and Mr. White is independent under all applicable criteria for independence set forth in the listing standards of the NYSE, including with respect to committee service.

Board of Directors Composition

The board of directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow it to satisfy its oversight responsibilities effectively. In that regard, the nominating and corporate governance committee is responsible for recommending candidates for all directorships to be filled by the board of directors or by the stockholders at an annual or special meeting. In identifying candidates, the nominating and corporate governance committee will review each candidate’s experience, integrity, competence, diversity, skills and dedication in the context of the needs of the board of directors, assess whether the candidate’s qualifications meet the minimum criteria contained in the corporate governance guidelines and recommend that the board of directors select those nominees whose attributes the nominating and corporate governance committee believes would be most beneficial to us. In identifying candidates for membership on the board of directors, the nominating and corporate governance committee takes into account (i) minimum individual qualifications, such as personal integrity and moral character, willingness to apply sound business judgment, industry knowledge or experience and an ability to work collegially with the other members of the board of directors and (ii) all other factors it considers appropriate.

Our board of directors currently has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The current written charters for each of the audit committee, compensation committee and nominating and corporate governance committee are available on our website, www.tpgrefinance.com, under the “Investor Relations” tab by selecting “Governance Documents.”

Audit Committee

The audit committee is currently comprised of Mr. Gillmore,  Mr. Smith and Mr. White, with Mr. Gillmore serving as the committee’s chairperson. All audit committee members meet the independence criteria and have the qualifications set forth in the listing standards of the NYSE and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our board of directors has determined that Mr. Gillmore qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act, and that Mr. Gillmore has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. Item 407(d)(5) of Regulation S-K under the Exchange Act provides that the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification. Our audit committee, pursuant to its written charter, among other matters, oversees:

•	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	our independent registered public accounting firm’s qualifications and independence;
•	the performance of our internal audit function and independent registered public accounting firm; and
•	our overall risk exposure and management.

Our audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, reviewing the independence of our independent registered public accounting firm, considering the range of audit and non-audit fees earned by our independent registered public accounting firm and reviewing the adequacy of our internal accounting controls.

Our board of directors has adopted procedures for the submission of complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters in accordance with Rule 10A-3 under the Exchange Act. The audit committee is responsible for administering the foregoing procedures and for reviewing and addressing any complaints submitted pursuant to its complaint procedures for accounting and other matters, as well as any whistleblower complaints subject to Section 21F of the Exchange Act.

Compensation Committee

The compensation committee is currently comprised of Ms. Silverstein, Mr. Smith and Mr. White, with Ms. Silverstein serving as the committee’s chairperson. All compensation committee members meet the independence criteria set forth in the listing standards of the NYSE.

We are externally managed by our Manager pursuant to our management agreement with our Manager, or the Management Agreement, and as of the date hereof we have no employees. Our executive officers have not received any cash compensation from us or any of our subsidiaries for serving as executive officers. To the extent that we become responsible for paying the compensation and/or any other employee benefits of our executive officers and senior management, the compensation committee oversees such compensation, including plans and programs relating to incentive compensation, equity-based awards and other benefits and perquisites, and administers any such plans or programs as required by the terms thereof.

Our compensation committee, pursuant to its written charter, among other matters:

•	reviews our Management Agreement on an annual basis;
•	evaluates on an annual basis the performance of our Manager in light of our goals and objectives and the terms of our Management Agreement;
•

reviews and approves on an annual basis the corporate goals and objectives relevant to chief executive officer compensation, if any, evaluates our chief executive officer’s performance in light of such goals and objectives and, either as a committee or together with our independent directors (as directed by our board of directors), determines and approves the compensation, if applicable, of our chief executive officer based on such evaluation;

•	reviews and approves on an annual basis the compensation of our executive officers, if applicable;
•	oversees the annual review of our compensation plans, including our equity incentive plan;
•	assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking;
•	assists our board of directors and the chairman in overseeing the development of executive succession plans; and
•	determines from time to time the compensation for our non-management directors.

The compensation committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the sole authority to retain, on terms it deems appropriate, legal counsel and other experts, consultants or advisers as it deems appropriate, without obtaining the approval of our board of directors or management. The compensation committee shall have the sole authority to select and retain a compensation consultant to assist in the evaluation of compensation, if any, of our chief executive officer or other executives.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee composed of two or more of its members for any purpose that it deems appropriate. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are  (i) “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, as in effect from time to time, and (ii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Compensation Committee Interlocks and Insider Participation

The compensation committee is currently comprised of Ms. Silverstein, Mr. Smith and Mr. White, none of whom is, or has ever been, an officer or employee of the Company or any of its affiliates, and none of whom has any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our board of directors or our compensation committee during the fiscal year ended December 31, 2017.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is currently comprised of Mr. Gillmore, Ms. Silverstein and Mr. Smith, with Mr. Smith serving as the committee’s chairperson. All nominating and corporate governance committee members meet the independence criteria set forth in the listing standards of the NYSE.

Our nominating and corporate governance committee, pursuant to its written charter, among other matters:

•	provides counsel to our board of directors with respect to the organization, function and composition of our board of directors and its committees;
•	oversees the self-evaluation of our board of directors;
•

periodically reviews and, if appropriate, recommends to our board of directors changes to, our corporate governance policies and procedures, and monitors the effectiveness of such guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct; and

•	identifies and recommends to our board of directors potential director candidates for nomination.

More specifically, the nominating and corporate governance committee is responsible for reviewing, on an annual basis, the requisite skills and characteristics of individual members of the board of directors, as well as the composition of the board as a whole, in the context of our needs. The nominating and corporate governance will recommend prospective candidates to the board of directors for nomination at each annual meeting of stockholders, or any special meeting of the stockholders at which directors are to be elected. The nominating and corporate governance committee will review all nominees for director, including those recommended by stockholders, in accordance with criteria established by the nominating and corporate governance committee and the requirements and qualifications contained in our corporate governance guidelines and will recommend that the board of directors nominate or elect those nominees whose attributes it believes would be most beneficial to us. This review involves an assessment of the personal qualities and characteristics, accomplishments and business reputation of director candidates. The nominating and corporate governance committee will assess candidates’ qualifications based on the following minimum criteria, which may be modified from time to time by the nominating and corporate governance committee:

•	demonstrated personal integrity and moral character;

•	willingness to apply sound and independent business judgment for the long-term interests of stockholders;

•	relevant business or professional experience, technical expertise or specialized skills;

•	personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company’s needs; and

•	ability to commit sufficient time to effectively carry out the substantial duties of a director.

Meetings

Directors are expected to attend board meetings and meetings of the committees on which they serve, to spend the time needed and to meet as frequently as necessary, in order to properly discharge their responsibilities. Our board of directors conducts its business through meetings of the board of directors, actions taken by written or electronic consent in lieu of meetings and by actions of its committees. During the fiscal year ended December 31, 2017, the board of directors held two meetings. During the fiscal year 2017, (i) the audit committee held two meetings, (ii) the compensation committee held two meetings and (iii) the nominating and corporate governance committee did not meet. Each director attended at least 75% of the combined number of meetings of the board of directors and meetings of committees on which he or she served during the period in 2017 in which he or she served as a director or member of such committee, as applicable.

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law.

Executive Sessions

In accordance with applicable NYSE listing requirements, our non-management directors periodically hold executive sessions at which management is not present. Our corporate governance guidelines provide that the chairperson of the nominating and corporate governance committee, or if he or she is not present, any non-management independent director, shall serve as chairperson for any executive session.

Board Leadership Structure and Role in Risk Oversight

Our board of directors benefits from the service of three members of the board who also serve in leadership and risk oversight roles at TPG Real Estate and TPG: Mr. Banyasz, our chairman of the board, is a partner of TPG and the co-head of TPG Real Estate; Ms. Guggenheim, one of our directors and our chief executive officer and president, is also a partner of TPG and TPG Real Estate and our Manager and the chair of our Manager’s investment committee; and Mr. Davis, one of our directors, is the founder and the co-head of TPG Real Estate. We believe separating the chairman of the board of directors and the chief executive officer positions is appropriate as it helps the board of directors meet its responsibilities of overseeing management and setting our strategic direction as well as fostering the long-term value of the Company.

As with every business, we confront and must manage various risks, including financial and economic risks, related to the performance of our portfolio and how our investments have been financed. Pursuant to our charter and bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our board of directors. Our Manager is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for establishing broad corporate policies for our overall performance and for the direction and oversight of our risk management. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them, and by and through discussions with our Manager and our executive officers. In particular, we believe that our board of directors benefits from the valuable insights to developments in our industry provided by Mr. Banyasz, Ms. Guggenheim and Mr. Davis as a result of their active involvement at TPG Real Estate and TPG.

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly, with support from our audit committee, our compensation committee and our nominating and corporate governance committee, each of which addresses risks specific to its area of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our Manager takes, or is required to take, to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct.

Our board of directors reviewed with the compensation committee its compensation policies and practices applicable to our Manager that could affect our assessment of risk and risk management. Following such review, our board of directors determined that our compensation policies and practices, pursuant to which we pay no cash compensation to officers and employees of our Manager or affiliates of our Manager since they are compensated by our Manager or its affiliates, do not create risks that are reasonably likely to have a material adverse effect on us.

Our board of directors also considered that while we may grant our officers, our Manager and affiliates of our Manager’s employees equity awards, such grants align their interests with our interests and do not create risks that are reasonably likely to have a material adverse effect on us.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our officers, directors and employees (if any), and to all of the officers and employees of the Manager and any of its affiliates who provide services to us. Our code of business conduct and ethics is designed to comply with SEC regulations and NYSE listing standards relating to codes of conduct and ethics. Our code of business conduct and ethics is available on our website, www.tpgrefinance.com, under the “Investor Relations” tab by selecting “Governance Documents.”

Any waiver of the code of business conduct and ethics may be made only by our nominating and corporate governance committee and will be promptly disclosed as required by law or stock exchange regulations. Any modifications to the code of business conduct and ethics will be reflected on our website.

Corporate Governance Guidelines

We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and its committees should perform its and their respective functions. Our corporate governance guidelines are available on our website, www.tpgrefinance.com, under the “Investor Relations” tab by selecting “Governance Documents.”

Stockholder Nominations and Communications Policy

Our board of directors has adopted policies with respect to the consideration of candidates recommended by stockholders for election as directors and stockholder and interested party communications with the board of directors.

Stockholders may recommend director nominees for consideration by the nominating and corporate governance committee by submitting the names and the following supporting information to our secretary at: Secretary, Stockholder Nominations, TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106. The submission should include all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares that are owned of record or beneficially by the submitting stockholder and a description of any substantial interest, direct or indirect of such stockholder and the candidate in the Company or any affiliate thereof. Director nominees may be nominated by our stockholders in accordance with our bylaws and in accordance with the advance notice requirements contained in our bylaws. See “Stockholder Proposals For the 2019 Annual Meeting” for more information regarding the advance notice requirements contained in our bylaws.

Stockholders and other interested parties may communicate directly with our board of directors or the non-management directors. Any interested parties, including stockholders of the Company, desiring to communicate with the chairman of our board of directors, the other non-management directors or an individual director regarding the Company may directly contact such directors by delivering such correspondence to the Company at the following: TPG RE Finance Trust, Inc. 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients in accordance with the existing instructions.

Stockholder Engagement

We regularly attend investor conferences and hold meetings and calls with stockholders, potential investors and analysts. We have made a concerted effort to engage with our stockholders both during and outside the proxy season in order to have a better understanding of their perspectives on our Company, including matters of corporate governance and executive compensation, as well as our strategies and performance. This dialogue has helped inform the board’s decision-making and ensures our interests remain well-aligned with those of our stockholders.

Executive Officers

The following sets forth the positions, ages as of April 1, 2018 and selected biographical information for our executive officers for the fiscal year ended December 31, 2017. Ms. Guggenheim’s biographical information is provided in the section of this Proxy Statement entitled “Proposal 1 — Election of Directors.”

Name	Age	Office or Position Held
Greta Guggenheim	59	Chief Executive Officer, President and Director
Robert Foley	58	Chief Financial and Risk Officer
Peter Smith	52	Vice President
Deborah Ginsberg	39	Vice President and Secretary
Matthew Coleman	41	Vice President

Robert Foley has served as our chief financial and risk officer since August 2015. Mr. Foley has also served as a managing director of TPG and a member of our Manager’s investment committee since August 2015. Mr. Foley joined TPG Real Estate and our company in August 2015 from TPG Sixth Street Partners, where he directed credit-based investment activity in U.S. commercial real estate for TPG’s special situations and credit investment platform from September 2014 to August 2015. Mr. Foley is an experienced principal investor and business builder, with more than 30 years of commercial real estate finance experience. Mr. Foley was a co-founder, chief financial officer, and later chief operating officer of Gramercy Capital Corp. (NYSE: GPT), a publicly-traded REIT with debt and net lease investments throughout the U.S. Prior to his tenure with Gramercy Capital, Mr. Foley was co-head of high yield commercial real estate debt investing for Goldman Sachs & Co.’s special situations group, and led the domestic commercial real estate capital markets business at Bankers Trust Company (since merged with Deutsche Bank). He began his career with Touche Ross & Co. in its San Francisco office. Until recently, Mr. Foley served on the Board of Governors and Executive Committee of the Commercial Real Estate Finance Council and chaired its governmental policy committee. He is a full member of the Urban Land Institute, the Zell-Lurie Real Estate Center at The Wharton School of the University of Pennsylvania, the Stanford Real Estate Center, and the Real Estate Lenders Association. He earned B.A. degrees in Economics and Political Science from Stanford University, an M.B.A. from The Wharton School of the University of Pennsylvania, and is a certified public accountant (inactive in California).

Peter Smith has served as our vice president since November 2016. Mr. Smith has also served as a managing director of TPG and a member of our Manager’s investment committee since November 2016. Mr. Smith has more than 25 years of commercial real estate debt financing experience, including transitional loans, mezzanine loans, long-term fixed rate loans, loan portfolio acquisitions, and workouts and restructurings. Prior to joining TPG in November 2016, Mr. Smith was a managing director at Ladder focusing on loan originations. Mr. Smith’s prior experience includes senior positions with Credit Suisse, UBS, Credit Suisse First Boston and Heller Financial. Mr. Smith is a graduate of the University of Michigan from which he earned a B.B.A. in Accounting.

Deborah Ginsberg has served as our vice president and secretary since November 2016 and as our general counsel since January 1, 2018. Ms. Ginsberg has also served as a managing director of TPG and a member of our Manager’s investment committee since May 2016. Prior to joining TPG in May 2016, she was a principal with Blackstone Real Estate Debt Strategies, an affiliate of the Blackstone Group L.P., in New York and London from December 2012 to March 2016. While at Blackstone, she was responsible for legal structuring, due diligence, loan closing processes, and documentation for all real estate debt investments for the firm’s private equity funds and mortgage REIT. Prior to Blackstone, Ms. Ginsberg was a director at CT Investment Management Co., LLC, a commercial real estate investment manager that was wholly-owned by Capital Trust, Inc. (NYSE: CT) which was acquired by Blackstone in December 2012, where she was responsible for all legal aspects of structuring, closing, and asset management of the firm’s real estate debt investments. Before joining Capital Trust, Inc. in 2006, Ms. Ginsberg practiced law in the real estate group at Sidley Austin LLP. Ms. Ginsberg received a B.S. from Cornell University and a J.D., cum laude, from the Benjamin N. Cardozo School of Law. Ms. Ginsberg is a member of the Commercial Real Estate Finance Council and WX New York Women Executives in Real Estate and is on the Board of Directors of the NY Private Equity Network—Real Estate.

Matthew Coleman has served as our vice president since February 2016. Mr. Coleman is a partner of TPG and TPG Real Estate and the chief operating officer of TPG Real Estate and is based in San Francisco. Before joining TPG in 2012, Mr. Coleman was the general counsel of the real estate private equity group at D. E. Shaw & Co., L.P. From 2000 through 2005, Mr. Coleman was an attorney in the New York office of Cravath, Swaine & Moore LLP, where he practiced in the areas of mergers and acquisitions, leveraged finance, and securities. Mr. Coleman graduated summa cum laude from Wake Forest University with a B.A. in Economics and was elected to Phi Beta Kappa. He earned a J.D. from Yale Law School, where he served as an editor of the Yale Law Journal and as the editor-in-chief of the Yale Journal on Regulation. Mr. Coleman currently serves on the Boards of Directors of AV Homes, Inc. (NASDAQ: AVHI) and Bluegrass Senior Living.

COMPENSATION COMMITTEE REPORT

Our compensation committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K under the Exchange Act with management.

Based on such review and discussions, our compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Wendy Silverstein (Chair)

Bradley Smith

Gregory White

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following individuals were our named executive officers as of December 31, 2017:

•	Greta Guggenheim, our chief executive officer, president and director;
•	Robert Foley, our chief financial and risk officer;
•	Peter Smith, our vice president;
•	Deborah Ginsberg, our vice president, general counsel and secretary*; and
•	Matthew Coleman, our vice president.

*During 2017, Ms. Ginsberg served as vice president and secretary of the Company.

None of our named executive officers are employees of the Company.  We do not have any employees, and we are managed by our Manager, TPG RE Finance Trust Management, L.P., pursuant to our Management Agreement. Our Manager is an affiliate of TPG Real Estate. Our named executive officers are TPG Real Estate professionals who are employed by affiliates of our Manager. TPG makes our named executive officers available to our Manager, and our Manager provides them to us pursuant to our Management Agreement.  Because our Management Agreement provides that our Manager is responsible for managing our affairs, our executive officers do not receive cash compensation from us or any of our subsidiaries for serving as our executive officers. Instead, we pay our Manager a base management fee equal to the greater of $250,000 per annum and 1.50% per annum of our “equity,” as such term is defined in our Management Agreement.  Our Manager may also be entitled to certain incentive compensation, in an amount determined pursuant to our Management Agreement and based on our “core earnings” and “equity,” as such terms are defined in our Management Agreement.  No portion of the base management fee or any incentive compensation paid to our Manager is specifically allocated to compensation paid by our Manager or its affiliates to our named executive officers.  For further details regarding the payments to our Manager, see “Certain Relationships and Related Person Transactions.”

We do not have agreements with any of our executive officers regarding their cash compensation, nor do we make any decisions regarding their cash compensation, employee benefits, or other types of compensation paid to the executives by our Manager and its affiliates.  Additionally, our Management Agreement does not require that our named executive officers devote a specific percentage of their time to our business.  Notwithstanding the foregoing, we are required by our Management Agreement to reimburse our Manager for the allocable share of the compensation (including, without limitation, annual base salary, bonus, any related tax withholdings, and employee benefits) paid to Mr. Foley, our chief financial and risk officer, who dedicates a substantial portion of his time to us, based on the percentage of his time spent managing our affairs.

TPG’s compensation program for our named executive officers is principally comprised of the following elements of compensation, which compensate the named executive officers not only for their service to our business, but also to other interests of our Manager: (a) a fixed annual base salary, (b) an annual cash bonus payment tied to the performance of the named executive officer and the applicable business functions for which the named executive officer is primarily responsible, (c) certain awards based on shares of our Class A common stock that our Manager acquired from us prior to the completion of our initial public offering and granted to our named executive officers in part as compensation for services provided to us, and (d) participation in various employee benefit plans and programs.  Of this compensation, approximately 29% is allocated to fixed pay (e.g., base salary and benefits) and approximately 71% is allocated to variable or incentive pay (e.g., annual cash bonus and equity awards).  Our Manager did not utilize any fixed performance metrics to determine the amount of variable compensation payable to our named executive officers in 2017, but rather considered a range of various factors, including but not limited to the performance of the named executive officers, the performance of the applicable business functions for which the named executive officers are primarily responsible, the performance of our common stock, market conditions, growth in our business, the credit quality of our loan investment portfolio, and the completion of our initial public offering in 2017.

Equity-Based Compensation

In the discretion of our compensation committee, we may also grant equity-based awards pursuant to our 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”) to our and our affiliates’ directors, officers, employees (if any) and consultants, and the members, officers, directors, employees and consultants of our Manager or its affiliates.  Our 2017 Equity Incentive Plan provides for the grant of equity-based awards relating to our common stock, including options to purchase shares of common stock, stock appreciation rights, common stock, restricted stock, restricted stock units, performance awards, substitute awards and other equity-based awards (including LTIP Units (as defined in the 2017 Equity Incentive Plan)) to our and our affiliates’ directors, officers, employees (if any) and consultants, and the members, officers, directors, employees and consultants of our Manager or its affiliates, as well as to our Manager, other entities that provide services to us and our affiliates, and the employees of such entities. These awards are intended to align the recipients’ interests with those of our stockholders.  Our compensation committee, in consultation with our compensation consultant, FTI Consulting, Inc., determines the types and amounts of any equity-based compensation awards to be granted to our named executive officers under our 2017 Equity Incentive Plan.  This determination is based on a number of factors, including but not limited to, the financial performance of the Company during the previous fiscal year, risk management policies of the Company, progress towards achieving the Company’s strategic goals, growth in assets, the performance of our common stock, the performance of each named executive officer, and market conditions.  In December 2017, following our initial public offering, our compensation committee made grants of restricted stock to certain of our named executive officers pursuant to our 2017 Equity Incentive Plan, which vest ratably in four annual installments beginning on June 30, 2018; this decision was based on the process and factors described above, but was also informed by discussions with human capital experts from TPG. These grants are described in more detail below under “Compensation Discussion and Analysis – Grants of Plan-Based Awards for 2017.”

The awards described in the immediately preceding paragraph were granted by us and not by our Manager, which may, in its discretion, grant to TPG employees separate awards based on shares of our Class A common stock that our Manager acquired from us prior to the completion of our initial public offering.  Awards based on shares of our Class A common stock made by our Manager to our named executive officers are subject to vesting and are not made pursuant to our 2017 Equity Incentive Plan. Our compensation committee does not review or approve our Manager’s awards based on shares of our Class A common stock, but is informed by the Manager of their awards and does consider such awards when making grants of equity-based awards pursuant to our 2017 Equity Incentive Plan.  TPG determines the amounts of any awards based on shares of our Class A common stock held by our Manager to our named executive officers and other recipients. In December 2017, our Manager made grants of restricted shares of our Class A common stock pursuant to its own equity incentive plan to certain TPG personnel, including our named executive officers, in the following amounts and which vest ratably in four annual installments beginning on June 30, 2018:  Ms. Guggenheim (20,576), Mr. Foley (12,860), Mr. Smith (7,716), Ms. Ginsberg (7,716), and Mr. Coleman (5,144). These awards were granted by our Manager to compensate the executive officers for their services to our Manager and its affiliates, including services that benefited the Company in connection with our initial public offering. We are not responsible for reimbursing our Manager for any costs associated with its grants of awards based on shares of our Class A common stock held by our Manager to our executive officers or any other employees of our Manager or its affiliates.

Summary Compensation Table

The following table sets forth the compensation paid to or accrued by those named executive officers for whom we are able to quantify such compensation for services the named executive officer rendered to us during the fiscal years presented.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Greta Guggenheim Chief Executive Officer and President	2017	—	—	$250,000	—	—	—	$250,000
	2016	—	—	—	—	—	—	—
Robert Foley (3),(4) Chief Financial and Risk Officer	2017	$115,800	$150,500	$230,000	—	—	$10,400	$506,700
	2016	$60,000	$82,500	—	—	—	—	$142,500
	2015	—	—	—	—	—	—	—
Peter Smith Vice President	2017	—	—	$430,000	—	—	—	$430,000
	2016	—	—	—	—	—	—	—
Deborah Ginsberg (5) Vice President, General Counsel and Secretary	2017	—	—	$115,000	—	—	—	$115,000
	2016	—	—	—	—	—	—	—
Matthew Coleman Vice President	2017	—	—	—	—	—	—	—
	2016	—	—	—	—	—	—	—

(1)	Most of our named executive officers did not become our executive officers until 2016. However, Mr. Foley has served as our chief financial and risk officer since August 2015.
(2)

Amounts reported in this column represent the aggregate grant date fair value, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), of shares of restricted stock awarded in 2017 under our 2017 Equity Incentive Plan to our named executive officers.   For purposes of this disclosure, it was assumed that 100% percent of these awards are for compensation for services rendered to us, although the actual aggregate services rendered to us by each named executive officer may vary from year to year.  The amounts in this column do not correspond to the actual value that will be recognized by the named executive officers.  See “Note 2 – Summary of Significant Accounting Policies” and “Note 13 – Share-based Incentive Plan” to the consolidated financial statements in our 2017 Annual Report on Form 10-K filed with the SEC on February 26, 2018 for additional details regarding assumptions underlying the value of these awards.  Pursuant to SEC rules, the amounts shown in the table above exclude the effect of estimated forfeitures.  In addition to these grants from the Company, each of the named executive officers also received grants of restricted shares of our Class A common stock directly from our Manager, as described above under “Compensation Discussion and Analysis – Equity-Based Compensation.”

(3)

Mr. Foley is an employee of an affiliate of our Manager and is not paid compensation by us. Amounts in the columns entitled “Salary,” “Bonus,” and “All Other Compensation” represent the compensation expense, including annual base salary and bonus, that is allocable to us based on the percentage of time that Mr. Foley spent managing our affairs in 2017 and 2016 in his capacity as our chief financial and risk officer. The amount in the column entitled “All Other Compensation” includes our allocable share of the expenses associated with employer-paid insurance premiums and healthcare benefits in the amount of $10,400.

(4)

Under the terms of our management agreement as in effect prior to our initial public offering (governing 2015, 2016, and part of 2017), the reimbursement of fees related to ongoing regulatory compliance matters and regulatory reporting obligations relating to us and our activities was capped at $400,000.

(5)

Ms. Ginsberg served as vice president and secretary of the Company during 2017. Our board of directors approved the appointment of Ms. Ginsberg as general counsel to the Company, effective January 1, 2018, in addition to her roles as vice president and secretary.

Grants of Plan-Based Awards for 2017

Name	Committee Approval Date	Grant Date(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Greta Guggenheim	12/7/17	12/13/17	12,860	$250,000
Robert Foley	12/7/17	12/13/17	11,831	$230,000
Peter Smith	12/7/17	12/13/17	22,119	$430,000
Deborah Ginsberg	12/7/17	12/13/17	5,916	$115,000
Matthew Coleman	—	—	—	—

(1)	The dates included in this column reflect the dates that the equity awards disclosed in the table were granted.
(2)

Represents shares of restricted stock subject to time-based vesting conditions granted by us under our 2017 Equity Incentive Plan.  The terms of these grants are described under “Compensation Discussion and Analysis—Equity-Based Compensation” and under “Potential Payments Upon Termination or Change in Control.” In addition to these grants from the Company, each of the named executive officers also received grants of restricted shares of our Class A common stock directly from our Manager, as described above under “Compensation Discussion and Analysis – Equity-Based Compensation.”

(3)	See Note 2 in the Summary Compensation Table above for information on the value of the restricted stock awards granted to our named executive officers by us in 2017.

Outstanding Equity Awards at 2017 Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Greta Guggenheim	12,860	244,983
Robert Foley	11,831	225,381
Peter Smith	22,119	421,367
Deborah Ginsberg	5,916	112,700
Matthew Coleman	—	—

(1)

This column reflects the number of shares of unvested restricted stock granted by us pursuant to our 2017 Equity Incentive Plan and held by each named executive officer on December 31, 2017.   These shares are scheduled to vest ratably in four annual installments beginning on June 30, 2018. In addition to these grants from the Company, our named executive officers also hold unvested restricted shares of our Class A common stock awarded directly from our Manager, as described above under “Compensation Discussion and Analysis – Equity-Based Compensation.”

(2)

This column reflects the aggregate market value of all shares of unvested restricted stock granted by us pursuant to our 2017 Equity Incentive Plan and held by each named executive officer on December 31, 2017, which value is calculated by multiplying the number of shares of restricted stock outstanding on December 31, 2017 by the closing price of our common stock on December 29, 2017, the last day of trading on the NYSE for the 2017 fiscal year, which was $19.05 per share.

Option Exercises and Stock Vested in Fiscal Year 2017

In 2017, none of the named executive officers’ outstanding equity-based compensation awards granted by us pursuant to our 2017 Equity Incentive Plan vested or were exercised.

Pension Benefits

Our named executive officers received no benefits in the 2017 fiscal year from us under any defined benefit or defined contribution plans.

Nonqualified Deferred Compensation

The Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change in Control

Since our named executive officers are employees of our Manager or its affiliates, we generally do not have any obligation to make any payments to any of our named executive officers upon a termination of employment or upon a change of control.  However, pursuant to the restricted stock award agreements that the Company entered into with certain of our named executive officers in 2017, upon a qualifying termination of employment, the holder of the restricted stock award will be allowed to continue to vest in such award throughout the original vesting schedule, subject to the named executive officer’s compliance with certain restrictive covenants.  More specifically, if the executive’s termination is under circumstances characterizing him or her as a “Type I Leaver” (which is defined as a termination by our Manager or its affiliates for any reason other than for “cause,” a breach of restrictive covenants, or as a result of a “constructive departure”), the executive will be permitted to continue to vest in the shares of restricted stock granted by us pursuant to our 2017 Equity Incentive Plan, subject to the executive’s compliance with certain confidentiality, non-solicitation, non-competition, and other restrictive covenants.

For purposes of the foregoing, “cause” means (i) an indictment of a felony or other crime involving moral turpitude; (ii) a material breach of any employment agreement, offer letter, or similar agreement governing the executive’s services with our Manager or its affiliates, (iii) a material failure to perform the duties reasonably assigned to the executive (other than as a result of death or disability), (iv) any misconduct, fraud, embezzlement, theft or misappropriation, or (v) gross negligence in connection with the executive’s services.  A “constructive departure” occurs when there is a material and sustained dereliction of duties or other egregious conduct that would customarily result in a termination of services.

As of December 31, 2017, the number of shares of restricted stock granted by us pursuant to our 2017 Equity Incentive Plan that are subject to these provisions is as follows:  Ms. Guggenheim (12,860), Mr. Foley (11,831), Mr. Smith (22,119), Ms. Ginsberg (5,916), and Mr. Coleman (0).

We are not obligated to make any payments or accelerate vesting of any outstanding equity-based compensation awards upon a change in control.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2017, relating to our equity compensation plans pursuant to which shares of our common stock or other equity-based awards may be granted from time to time:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	—	—	4,525,103
Equity compensation plans not approved by security holders(2)	—	—	—
Total	—	—	4,525,103

(1)

The number of securities remaining available for future issuance consists of an aggregate of 4,525,103 shares issuable under our 2017 Equity Incentive Plan. Awards under the 2017 Equity Incentive Plan may include options to purchase shares of common stock, stock appreciation rights, common stock, restricted stock, restricted stock units, performance awards, substitute awards and other equity-based awards. During the year ended December 31, 2017, 75,360 common stock share-based awards were granted.

(2)	All of our equity compensation plans have been approved by security holders.

DIRECTOR COMPENSATION

Our director compensation program consists of an annual base director’s fee of $125,000 for each of our non-management directors. These annual base director’s fees are payable half in cash and half in equity-based awards under our 2017 Equity Incentive Plan. In addition, each non-management director who chairs the audit, compensation, and nominating and corporate governance committees receives an additional annual cash payment of $15,000, $10,000 and $10,000, respectively. Members of the audit, compensation, and nominating and corporate governance committees also receive an additional annual cash payment of $10,000, $5,000 and $2,500, respectively. We also reimburse all members of our board of directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. Our non-management directors are also eligible to receive equity-based awards under our 2017 Equity Incentive Plan.

The following table reflects information concerning the compensation of our non-management directors earned during the last completed fiscal year ended December 31, 2017.   Directors who are also officers of the Company do not receive any additional compensation for their services on our board of directors.

2017 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Total ($)
Avi Banyasz(2)	—	—
Greta Guggenheim(2)	—	—
Kelvin Davis(2)	—	—
Michael Gillmore	$40,000	$40,000
Wendy Silverstein	$37,500	$37,500
Bradley Smith	$43,750	$43,750
Gregory White	$38,750	$38,750

(1)

Includes an annual cash retainer fee, and if applicable, committee fees, all as described above and prorated for periods of partial service in such capacities during 2017.  Dollar amounts are comprised as follows:

Name	Annual Cash Retainer Fee ($)	Committee Membership Fee ($)	Committee Chair Fees ($)
Avi Banvasz(2)	—	—	—
Greta Guggenheim(2)	—	—	—
Kelvin Davis(2)	—	—	—
Michael Gillmore	$31,250	$1,250	$7,500
Wendy Silverstein	$31,250	$1,250	$5,000
Bradley Smith	$31,250	$7,500	$5,000
Gregory White	$31,250	$7,500	—

(2)

Mr. Banyasz, Ms. Guggenheim, and Mr. Davis did not receive any additional compensation for service on our board of directors.  For a description of Ms. Guggenheim’s compensation with respect to her services rendered to us as our chief executive officer and president during 2017, see the Summary Compensation Table above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto available to us and other information obtained from our directors, executive officers and certain 10% stockholders or otherwise available to us, we believe that, with respect to the fiscal year ended December 31, 2017, no director, executive officer or beneficial owner of more than 10% of our common stock failed to file on a timely basis a report required pursuant to Section 16(a) of the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

As of March 26, 2018, there were a total of 59,020,613 shares of our common stock issued and outstanding and 1,154,547 shares of our Class A common stock issued and outstanding. The following table sets forth, as of March 26, 2018, certain information with respect to the beneficial ownership of our stock, by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding stock;
•	each director and named executive officer; and
•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our stock. Except as noted below, the shares beneficially owned are shares of our common stock and the address for all beneficial owners in the table below is 888 Seventh Avenue, 35th Floor, New York, NY 10106.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)
Greater than 5% Owner
Flourish Investment Corporation(2)	9,387,866	15.6%
Careit US Investments LP(3)	7,236,361	12.0%
State Treasurer of the State of Michigan, as custodian of the Michigan Public School Employees’ Retirement System, State Employees’ Retirement System, Michigan State Police Retirement System and Michigan Judges Retirement System(4)	4,824,242	8.0%
UPS Group Trust(5)	4,699,451	7.8%
Nan Shan Life Insurance Co., Ltd.(6)	3,384,135	5.6%
TPG Funds(7)	7,464,863	12.4%
Named Executive Officers and Directors
Avi Banyasz(8)	10,760	*
Greta Guggenheim(9)	34,252	*
Robert Foley(10)	27,514	*
Matthew Coleman(11)	4,303	*
Peter Smith(12)	22,119	*
Deborah Ginsberg(13)	12,977	*
Kelvin Davis(14)	182,928	*
Michael Gillmore	—	*
Wendy Silverstein	—	*
Bradley Smith	—	*
Gregory White	—	*
All executive officers and directors as a group (11 persons)	294,853	*

*	Represents less than 1%.
(1)

The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages are calculated in accordance with applicable SEC rules and are based on the number of shares issued and outstanding on March 26, 2018.

(2)

Based solely on information contained in a Schedule 13G filed with the SEC on January 26, 2018 by China Investment Corporation, CIC International Co., Ltd. and Flourish Investment Corporation, China Investment Corporation is the parent of CIC International Co., Ltd., which is the parent of Flourish Investment Corporation. China Investment Corporation and CIC International Co., Ltd. may be deemed to share beneficial ownership of shares beneficially owned by Flourish Investment Corporation. The address of Flourish Investment Corporation is New Poly Plaza, No. 1 Chaoyangmen Beidajie, Dongcheng District, Beijing 100010, People’s Republic of China.

(3)

Based solely on information contained in a Schedule 13G filed with the SEC on February 6, 2018 by Careit US Investments LP, Careit Canada DCR GP and Careit Fonds Gov DC Inc., Careit Canada DCR GP owns 99.9% of the ownership interests of Careit US Investments LP, and Careit Fonds Gov DC Inc. owns 85.45% of the ownership interests of Careit Canada DCR GP. Careit Canada DCR GP and Careit Fonds Gov DC Inc. are indirect owners, holding through Careit US Investments LP. The address of Careit US Investments LP is 1001 Square-Victoria, Suite C-500, Montreal, Quebec, H2Z2B5.

(4)

Based solely on information contained in a Schedule 13G filed with the SEC on February 5, 2018 by the State Treasurer of the State of Michigan, the shares of common stock reported herein were acquired by the State Treasurer of the State of Michigan, custodian of the Michigan Public School Employees’ Retirement System, State Employees’ Retirement System, Michigan State Police Retirement System and Michigan Judges Retirement System (collectively, the “State of Michigan Retirement System”). The State Treasurer of the State of Michigan and his or her investment personnel are investment fiduciaries for each of the retirement systems. The Bureau of Investments acts as the arm of the State Treasurer of the State of Michigan and invests on behalf of the State of Michigan Retirement System. Each of the individual retirement systems are tax qualified as a pension trust under Sections 401(a) and 501(a) of the Internal Revenue Code. The address of the State Treasurer of the State of Michigan is 2501 Coolidge Road, Suite 400, East Lansing, MI 48823.

(5)

Based solely on information contained in a Schedule 13G filed with the SEC on January 18, 2018, UPS Plan Investments Group is the named fiduciary of UPS Group Trust and may be deemed to beneficially own securities held by UPS Group Trust. Geoff Kelley is the Chief Investment Officer of UPS Plan Investments Group and has the sole power to vote and dispose of the common stock and may be deemed to beneficially own securities held by UPS Group Trust. The address of the UPS Group Trust is 55 Glenlake Parkway NE, Atlanta, GA 30328.

(6)	The address of Nan Shan Life Insurance Co., Ltd. is No. 168, Zhuang Jing Road, Xinyi District, Taipei City 11049, Taiwan (Republic of China).
(7)

The TPG Funds (as defined below) hold an aggregate of 7,464,863 shares of stock consisting of: (a) 1,811,251 shares of common stock held by TPG Holdings III, L.P., a Delaware limited partnership (“TPG Holdings III”), (b) 4,693,916 shares of common stock held by TPG/NJ (RE) Partnership, L.P., a Delaware limited partnership (“TPG/NJ RE Partnership”), (c) 32,745 shares of Class A common stock held by TPG RE Finance Trust Management, L.P., a Delaware limited partnership (“TPG RE Finance Trust Management”), and (d) 926,951 shares of Class A common stock held by TPG RE Finance Trust Equity, L.P., a Delaware limited partnership (“TPG RE Finance Trust Equity” and, together with TPG Holdings III, TPG/NJ RE Partnership and TPG RE Finance Trust Management, the “TPG Funds”). The general partner of TPG/NJ RE Partnership is TPG NJ DASA GenPar C, L.P., a Delaware limited partnership, whose general partner is TPG DASA Advisors (RE) II, LLC, a Delaware limited liability company, whose sole member is TPG Holdings III, whose general partner is TPG Holdings III-A, L.P., a Cayman limited partnership, whose general partner is TPG Holdings III-A, Inc., a Cayman corporation, whose sole shareholder is TPG Group Holdings (SBS), L.P., a Delaware limited partnership (“TPG Group Holdings”). The general partner of TPG RE Finance Trust Management is TPG Real Estate Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings II Sub, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings. The general partner of TPG Group Holdings is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”). The general partner of TPG RE Finance Trust Equity is TPG Real Estate GenPar Advisors, Inc., a Delaware corporation (“TPG Real Estate GenPar Advisors”). David Bonderman and James G. Coulter are sole shareholders of each of (i) Group Advisors and (ii) TPG Real Estate GenPar Advisors and may therefore be deemed to be the beneficial owners of the shares of common stock and Class A common stock held by the TPG Funds. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares of common stock and Class A common stock held by the TPG Funds except to the extent of their pecuniary interest therein. The address of each of TPG Real Estate GenPar Advisors, Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(8)

Represents shares of common stock issuable to Mr. Banyasz upon conversion of shares of Class A common stock held by TPG RE Finance Trust Equity. Mr. Banyasz is a limited partner of TPG RE Finance Trust Equity and has the right to acquire voting and investment power over 10,760 shares of common stock subject to the terms and conditions of TPG RE Finance Trust Equity’s agreement of limited partnership. Mr. Banyasz, who is the chairman of our board of directors, is a partner of TPG. Mr. Banyasz has no voting or investment power over and disclaims beneficial ownership of the shares of stock held by the TPG Funds. The address of Mr. Banyasz is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(9)

Includes 3,124 shares of Class A common stock and 8,268 restricted shares of Class A common stock. The 8,268 restricted shares of Class A common stock will vest on the earlier of (i) July 16, 2018 and (ii) such time as Ms. Guggenheim ceases providing services to an affiliate of our Manager. Excludes 21,682 restricted shares of Class A common stock that have been awarded by our Manager to Ms. Guggenheim. 6,250 of these restricted shares of Class A common stock will vest ratably in two annual installments beginning on June 30, 2019. The remaining 15,432 of these restricted shares of Class A common stock will vest ratably in three annual installments beginning on June 30, 2019. Upon vesting, the shares of Class A common stock will be delivered to Ms. Guggenheim. Ms. Guggenheim, who is one of our directors and one of our executive officers, is a partner of TPG. Ms. Guggenheim has no voting or investment power over and disclaims beneficial ownership of the shares of stock held by the TPG Funds.

(10)

Includes 4,825 shares of Class A common stock and 10,858 restricted shares of Class A common stock. The 10,858 restricted shares of Class A common stock will vest on the earlier of (i) July 16, 2018 and (ii) such time as Mr. Foley ceases providing services to an affiliate of our Manager. Excludes 21,354 shares of Class A common stock that have been awarded by our Manager to Mr. Foley. These shares of Class A common stock will vest as follows: (a) 8,126 shares will vest ratably in two annual installments beginning on June 30, 2019; (b) 2,454 shares will vest on August 17, 2018; (c) 1,129 shares will vest on December 31, 2018; and (d) 9,645 shares will vest ratably in three annual installments beginning on June 30, 2019. Upon vesting, the shares of Class A common stock will be delivered to Mr. Foley.

(11)

Represents shares of common stock issuable to The Matthew and Monica Coleman Family Trust upon conversion of shares of Class A common stock held by TPG RE Finance Trust Equity. The trust is a limited partner of TPG RE Finance Trust Equity and has the right to acquire voting and investment power over 4,303 shares of common stock subject to the terms and conditions of TPG RE Finance Trust Equity’s agreement of limited partnership. Mr. Coleman shares voting and investment power over the shares issuable to the trust with his spouse. Excludes 5,144 restricted shares of Class A common stock that have been awarded by our Manager to Mr. Coleman. These shares of Class A common stock will vest ratably in four annual installments beginning on June 30, 2018. Upon vesting, the shares of Class A common stock will be delivered to Mr. Coleman. Mr. Coleman, who is one of our executive officers, is a partner of TPG. Except as described above, Mr. Coleman has no voting or investment power over and disclaims beneficial ownership of the shares of stock held by the TPG Funds.

(12)

Excludes 7,716 restricted shares of Class A common stock that have been awarded by our Manager to Mr. Smith. These shares of Class A common stock will vest ratably in four annual installments beginning on June 30, 2018. Upon vesting, the shares of Class A common stock will be delivered to Mr. Smith.

(13)

Includes 1,894 shares of Class A common stock and 5,167 restricted shares of Class A common stock. The 5,167 restricted shares of Class A common stock will vest on the earlier of (i) July 16, 2018 and (ii) such time as Ms. Ginsberg ceases providing services to an affiliate of our Manager. Excludes 9,339 shares of Class A common stock that have been awarded by our Manager to Ms. Ginsberg. These shares of Class A common stock will vest as follows: (a) 625 shares will vest ratably in two annual installments beginning on June 30, 2019; (b) 2,927 shares will vest on May 5, 2019; and (c) 5,787 shares will ratably in three annual installments beginning on June 30, 2019. Upon vesting, the shares of Class A common stock will be delivered to Ms. Ginsberg.

(14)

Represents shares of common stock issuable to Davis Trust Holdings LLC and East Creek Investments, L.P. upon conversion of shares of Class A common stock held by TPG RE Finance Trust Equity. These entities are limited partners of TPG RE Finance Trust Equity and have the right to acquire voting and investment power over an aggregate of 182,928 shares of common stock subject to the terms and conditions of TPG RE Finance Trust Equity’s agreement of limited partnership. Mr. Davis is or controls the managing member of Davis Trust Holdings LLC and the general partner of East Creek Investments, L.P. Mr. Davis, who is a member of our board of directors, is a partner of TPG. Except as described above, Mr. Davis has no voting or investment power over and disclaims beneficial ownership of the shares of stock held by the TPG Funds.

Certain Relationships and Related Person Transactions

Agreements Relating to Our Formation Transaction

We were incorporated in October 2014 and commenced operations in December 2014 with $713.5 million of equity commitments from seven third-party investors, many of which have significant investment relationships with funds sponsored by TPG, and $53.7 million from TPG affiliates. In December 2014, we acquired a controlling interest in an initial portfolio of commercial real estate loans representing $1.9 billion of unpaid principal balance and an additional $635.9 million of undrawn loan commitments. We funded the purchase with proceeds from an initial share issuance to our initial investors and match-indexed seller financing structured as a non-recourse collateralized loan obligation (“CLO”). We refer to these transactions collectively as our “Formation Transaction.”

In connection with our Formation Transaction, we entered into various agreements with TPG, our Manager and certain of our stockholders. These agreements include a stockholders’ agreement, a pre-IPO Management Agreement, a collateral management agreement and a registration rights agreement.

Stockholders’ Agreement

In December 2014, we entered into a stockholders’ agreement with TPG, our Manager and certain of our stockholders. Upon the completion of our initial public offering in July 2017, the stockholders’ agreement terminated in accordance with its terms.

Pre-IPO Management Agreement

In December 2014, we entered into a management agreement, which we refer to as our pre-IPO Management Agreement, with our Manager. Pursuant to our pre-IPO Management Agreement, our Manager was entitled to receive a base management fee, payable quarterly in arrears with respect to each calendar quarter in the amount of 1.25% per annum (or 0.3125% per quarter) of our “Equity” as defined in our pre-IPO Management Agreement. In addition, pursuant to our pre-IPO Management Agreement, our Manager earned incentive compensation calculated and payable quarterly in arrears with respect to each calendar quarter in arrears in an amount, not less than zero, equal to:

•

for the first full calendar quarter following the effective date of the agreement, the product of (1) 16%, and (2) the positive sum, if any, remaining after (a) our “Core Earnings” (as defined in our pre-IPO Management Agreement) for such calendar quarter were reduced by (b) the product of (i) our Equity as of the end of such quarter, and (ii) 7% per annum;

•

for each of the second, third and fourth full calendar quarters following the effective date of the agreement, (1) the product of (a) 16%, and (b) the positive sum, if any, remaining after (i) our Core Earnings for such calendar quarter(s) following the effective date of the agreement were reduced by (ii) the product of (A) the average of our Equity as of the end of each calendar quarter following the effective date of the agreement, and (B) 7% per annum, minus (2) the sum of any incentive compensation paid to our Manager with respect to the prior calendar quarter(s) following the effective date of the agreement; and

•

for each calendar quarter thereafter and prior to our initial public offering, (1) the product of (a) 16%, and (b) the positive sum, if any, remaining after (i) our Core Earnings for the previous 12-month period were reduced by (ii) the product of (A) the average of our Equity as of the end of each calendar quarter during such previous 12-month period, and (B) 7% per annum, minus (2) the sum of any incentive compensation paid to our Manager with respect to the first three calendar quarter(s) of such previous 12 month period;

provided, however, that no incentive compensation was payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters (or such less number of completed calendar quarters from the effective date of the agreement) in the aggregate was greater than zero.

For the period from December 18, 2014 to December 31, 2014, we paid our Manager base management fees of $61,000 and no incentive compensation. For the period from January 1, 2015 to December 31, 2015, we paid our Manager base management fees of approximately $6.9 million and incentive compensation of approximately $2.0 million. For the period from January 1, 2016 to December 31, 2016, we paid our Manager base management fees of approximately $8.8 million and incentive compensation of approximately $3.7 million. For the period from January 1, 2017 to July 25, 2017 (the date of the completion of our initial public offering), we paid our Manager base management fees of approximately $4.7 million and incentive compensation of approximately $2.5 million.

Upon the completion of our initial public offering, our pre-IPO Management Agreement terminated, without payment of any termination fee to our Manager, and was replaced by our new management agreement, which we refer to as our Management Agreement. See “—Management Agreement” below.

Collateral Management Agreement

In December 2014, we entered into a collateral management agreement with our Manager, pursuant to which our Manager acted as collateral manager for the CLO we issued to fund the acquisition of our initial portfolio. For acting as collateral manager, we paid our Manager a collateral management fee. The collateral management fee was equal to 0.075% per annum of the aggregate par amount of the loans in the CLO, and was calculated and payable monthly in arrears in cash. As of December 31, 2016 and 2015, the aggregate par amount of the loans in the CLO was approximately $712.4 million and $1.3 billion, respectively. Pursuant to an arrangement we had with our Manager, we were entitled to reduce the base management fee payable to our Manager under our pre-IPO Management Agreement by an amount equal to the collateral management fee our Manager was entitled to receive for acting as the collateral manager for the CLO. Upon the completion of our initial public offering, our Manager was entitled to earn a collateral management fee without any reduction or offset right to the base management fee payable to our Manager under our Management Agreement. For the years ended December 31, 2017, 2016 and 2015, respectively, the collateral management fee that we paid to our Manager pursuant to the collateral management agreement was $284,072, $849,000 and $1.3 million, respectively.

In August 2017, the CLO was terminated.

Registration Rights Agreement

In December 2014, we entered into a registration rights agreement with TPG Holdings III, L.P. and certain of our existing stockholders. Our Manager and TPG RE Finance Trust Equity, L.P. are not parties to the registration rights agreement. The registration rights agreement provides these stockholders with certain demand, shelf and piggyback registration rights.

Pursuant to the registration rights agreement, each of the holders may make up to three requests that we register the resale of all or any part of such holder’s registrable securities under the Securities Act of 1933, as amended, or the Securities Act, at any time. The registration rights agreement also provides the holders with certain shelf registration rights. Accordingly, at any time, a holder may request that we file a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale of the registrable securities held by such holder from time to time in accordance with the methods of distribution elected by such holder. In any demand or shelf registration, subject to certain exceptions, the other holders will have the right to participate in the registration on a pro rata basis, subject to certain conditions. By exercising these rights, and selling a significant number of shares of our common stock, the market price of our common stock could decline significantly.

The registration rights agreement provides the holders with piggyback registration rights that require us to register the resale of shares of our common stock held by the holders in the event we register for sale, either for our own account or for the account of others, shares of our common stock in future offerings. The holders will be able to participate in such registration on a pro rata basis, subject to certain terms and conditions.

We are required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by the holders. We are required to indemnify each holder who includes registrable securities in any registration and any person who is or might be deemed a controlling person of such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against certain liabilities incurred in connection with the registration of such holder’s registrable securities.

Management Agreement

On July 25, 2017, we entered into the management agreement with our Manager. Pursuant to our Management Agreement, our Manager manages our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as investment manager is under the supervision and direction of our board of directors. The Management Agreement has an initial three-year term and will be automatically renewed for a one-year term each anniversary thereafter unless earlier terminated. Under our Management Agreement, our Manager is entitled to receive from us a base management fee and incentive compensation, as well as the reimbursement of certain expenses incurred by our Manager.

Pursuant to the terms of our Management Agreement, we pay our Manager a base management fee in an amount equal to the greater of $250,000 per annum ($62,500 per quarter) and 1.50% per annum (0.375% per quarter) of our “Equity” (as defined in the Management Agreement), and, if earned, certain quarterly incentive compensation. We are also required to reimburse our Manager or its affiliates for certain documented costs and expenses incurred by it and its affiliates on our behalf during any given year. So long as the Management Agreement remains in effect, we are required to continue to make quarterly payments of the base management fee and, if applicable, incentive compensation to the Manager and to reimburse the Manager for certain expenses. See Note 10 to our consolidated financial statements in our 2017 Annual Report on Form 10-K filed with the SEC on February 26, 2018 for additional details.

As of December 31, 2017, our consolidated balance sheet included approximately $5.2 million of accrued management and incentive fees payable to our Manager. During the year ended December 31, 2017, we paid an aggregate of approximately $16.1 million of management and incentive fees to our Manager (exclusive of collateral management fees) pursuant to the pre-IPO Management Agreement and our Management Agreement. In addition, during the year ended December 31, 2017, we reimbursed our Manager for an aggregate of approximately $969,000 of expenses incurred on our behalf pursuant to the pre-IPO Management Agreement and our Management Agreement.

Trademark License Agreement

On July 19, 2017, we entered into a trademark license agreement with an affiliate of TPG pursuant to which it has granted us a fully paid-up, royalty-free, non-exclusive, non-transferable, non-sublicensable license to use the name “TPG RE Finance Trust, Inc.” and the ticker symbol “TRTX.” Under this agreement, we have a right to use this name for so long as our Manager (or another TPG affiliate that serves as our manager) remains an affiliate of the licensor under the trademark license agreement. The trademark license agreement may be terminated by either party as a result of certain breaches or upon 90 days’ prior written notice; provided that upon notification of such termination by us, the licensor may elect to effect termination of the trademark license agreement immediately at any time after 30 days from the date of such notification. The licensor will retain the right to continue using the “TPG” name. The trademark license agreement does not permit us to preclude the licensor from licensing or transferring the ownership of the “TPG” name to third parties, some of whom may compete with us.

Indemnification Agreements with Directors and Officers

We have entered into customary indemnification agreements with each of our directors and officers that obligate us to indemnify them to the maximum extent permitted under Maryland law. The agreements require us to indemnify the director or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on our behalf and in which the indemnitee is determined in a final adjudication to be liable to us. The indemnitee will not be entitled to indemnification if it is established that one of certain prohibitions on indemnification under Maryland law exists.

In addition, each indemnification agreement requires us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided that the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and
•	a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct necessary for indemnification was not met.

Each indemnification agreement also provides for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel after a change in control of us.

Related Party Transaction Policies

Our board of directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our board of directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy, a committee of our board of directors composed solely of independent directors who are disinterested or the disinterested members of our board of directors must review and approve or ratify any “interested transaction” (defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; we or any of our subsidiaries is a participant; and any “related person” (which includes our directors, director nominees, certain officers, stockholders owning more than 5% of our company or our controlled affiliates and certain affiliates of the foregoing) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity)) and all material facts with respect thereto. Other than certain pre-approved transactions (including transactions related to director compensation, certain transactions with other companies, certain charitable contributions, transactions where all holders of our common stock receive proportional benefits, transactions involving competitive bids, certain regulated transactions, certain banking-related services and indemnification), no interested transaction will be executed without the approval or ratification of a committee of our board of directors composed solely of independent directors who are disinterested or by the disinterested members of our board of directors.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of an interested transaction involving a non-management director or director nominee should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Internal Revenue Code.

Pursuant to our code of business conduct and ethics, our audit committee is required to review on a quarterly basis all material related party transactions involving our Manager and/or its affiliates.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Deloitte & Touche LLP, or Deloitte, to be our independent registered public accounting firm for the fiscal year ending December 31, 2018, and our board of directors has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting.

We have been advised by Deloitte that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.

We expect that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, our board of directors will reconsider the appointment.

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Previous Independent Auditor

On September 21, 2016, a committee of our board of directors dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor.

The report of PwC on our consolidated financial statements for the year ended December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. PwC did not audit our consolidated financial statements for any period subsequent to December 31, 2015.

During the year ended December 31, 2015 and the subsequent interim period through September 21, 2016, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on our financial statements for such year.

We have requested that PwC furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated April 25, 2017, is filed as Exhibit 16.1 to our Registration Statement on Form S-11 filed with the SEC on April 25, 2017.

Audit and Non-Audit Fees

Aggregate fees that we were billed for the fiscal years ended December 31, 2017 and 2016 by our independent registered public accounting firm, Deloitte, were as follows:

	Fiscal Year ended December 31,
	2017	2016(4)
Audit fees(1)	$555,000	$175,000
Audit-related fees	—	—
Total audit and audit-related fees	555,000	175,000
Tax fees(2)	402,378	150,000
All other fees(3)	309,000	—
Total	$1,266,378	$325,000

(1)	Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and comfort letters on and review of SEC registration statements.
(2)	Tax fees include tax return preparation and REIT compliance work.
(3)	All other fees include audit and tax fees related to our initial public offering.
(4)	Deloitte was only engaged for a portion of 2016.

The audit committee of our board of directors was advised that there were no services provided by Deloitte that were unrelated to the audit of the annual fiscal year-end financial statements and the review of interim financial statements that could impair Deloitte from maintaining its independence as our independent registered public accounting firm, and the audit committee concluded that Deloitte was independent.

Audit Committee Pre-Approval Policy

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm were pre-approved by the audit committee of our board of directors, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for general pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the audit committee prior to engagement.

With respect to each proposed pre-approved service, the independent registered public accounting firm will provide an engagement letter, which will be provided to the audit committee, regarding the specific services to be provided. Requests or applications for services that require separate approval by the audit committee will be submitted to the audit committee by our chief financial officer, and must include a statement as to whether, in his view, the request or application is consistent with the SEC’s rules on auditor independence.

Voting Recommendation

Our board of directors unanimously recommends that you vote “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.

AUDIT COMMITTEE REPORT

Our board of directors’ audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements and the qualifications, independence and performance of our internal auditors and independent registered public accounting firm, and operates under a written charter adopted by the board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.tpgrefinance.com. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent registered public accounting firm. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our management is responsible for our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation, presentation and integrity of our financial statements. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee reviews our financial reporting process on behalf of the board of directors. In performance of its oversight function, the audit committee has met and held discussions with management and our independent registered public accounting firm with respect to our audited consolidated financial statements for fiscal year 2017 and related matters. Management advised the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm, Deloitte & Touche LLP. Our independent registered public accounting firm presented to and reviewed with the audit committee the matters required to be discussed by the applicable standards adopted by the Public Company Accounting Oversight Board. Our independent registered public accounting firm also provided to the audit committee the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and, in connection therewith, the audit committee discussed with the independent registered public accounting firm their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The audit committee meetings regularly include executive sessions with our independent registered public accounting firm without the presence of our management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits or whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Based on the audit committee’s considerations, discussions with management and discussion with the independent registered public accounting firm as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Submitted by the Audit Committee of the

Company’s Board of Directors:

Michael Gillmore (Chair)

Bradley Smith

Gregory White

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.” As a newly public company in 2017, this will be our first non-binding stockholder advisory vote on the compensation of our named executive officers.

As described under “Executive Compensation — Compensation Discussion and Analysis” elsewhere in this proxy statement, we are externally managed and advised by our Manager pursuant to the Management Agreement. Our named executive officers for fiscal year 2017 are employees of affiliates of our Manager, and we have no employees. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our named executive officers for fiscal year 2017 do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our named executive officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. Notwithstanding the foregoing, we are required by our Management Agreement to reimburse our Manager or an affiliate of our Manager for the allocable share of the salary and other compensation paid by our Manager or an affiliate of our Manager to Mr. Foley, our chief financial and risk officer, who dedicates a substantial portion of his time to us, based on the percentage of his time spent on our affairs. However, we did not and do not determine the compensation payable to Mr. Foley by our Manager or any of its affiliates.

We may, from time to time, grant our named executive officers and our Manager equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of our named executive officers and our Manager with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth.

We do not determine the cash compensation payable by the Manager or any of its affiliates to our named executive officers. The Manager and its affiliates determine the salaries, bonuses and other wages earned by our named executive officers from our Manager and its affiliates. The Manager and its affiliates also determine whether and to what extent our named executive officers will be provided with employee benefit plans.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers provided by us and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for the compensation of our named executive officers by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this proxy statement).”

The say-on-pay vote is advisory only, and therefore it will not bind the Company or our board of directors. However, our board of directors and the compensation committee of our board of directors will consider the voting results as appropriate when making future decisions regarding executive compensation.

Voting Recommendation

Our board of directors unanimously recommends that you vote “for” the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking stockholders whether future say-on-pay votes should be held every year, every two years or every three years. After careful consideration, the board of directors has determined that holding an advisory vote on the compensation of our named executive officers every year is the most appropriate policy for us at this time, and the board of directors therefore recommends that stockholders vote for future advisory votes on the compensation of our named executive officers to occur every year.

We believe that an annual advisory vote on the compensation of our named executive officers is consistent with our interest of seeking input from our stockholders on corporate governance matters. We understand that our stockholders may have different views as to the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

The board of directors and the compensation committee will carefully review the voting results, with particular attention to the option of every year, every two years or every three years that receives the highest number of votes cast by stockholders to be the frequency for holding future advisory votes on the compensation of our named executive officers. However, because this vote is advisory and not binding on the board of directors or the Company in any way, the board of directors may decide that it is in the best interest of our stockholders and the Company to hold future advisory votes on the compensation of our named executive officers more or less frequently than the option approved by stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Voting Recommendation

The board of directors unanimously recommends that you vote for “every year” with respect to the frequency with which stockholders should be provided an advisory vote on the compensation of our named executive officers.

ANNUAL REPORT

Our annual report to stockholders for the year ended December 31, 2017 is being concurrently made available for distribution to our stockholders.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.tpgrefinance.com) and click “SEC Filings” under the Investor Relations tab. Copies of our annual report to stockholders for the year ended December 31, 2017, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary.

OTHER MATTERS

Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2019 annual meeting of stockholders, your proposal must be received by our Secretary on or before December 12, 2018. Your proposal should be mailed by certified mail return receipt requested to our Secretary at TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. In addition, if you desire to bring business (including director nominations) before our 2019 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than November 12, 2018 and no later than 5:00 p.m. (Eastern Time) on December 12, 2018. For additional requirements, stockholders should refer to our bylaws, Article II, Section 11, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a current copy of which may be obtained from our Secretary.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 579-1639 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary, (212) 601-7400.

VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery  of information up until 11:59 p.m. Eastern Time the day before the cut-off date  or meeting date. Have your proxy card in hand when you access the web site  and follow the instructions to obtain your records and to create an electronic  voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy  materials, you can consent to receiving all future proxy statements, proxy cards  and annual reports electronically via e-mail or the Internet. To sign up for electronic  delivery, please follow the instructions above to vote using the Internet and,  when prompted, indicate that you agree to receive or access proxy materials  electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until  11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have  your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return it to Vote Processing, c/o Broadridge,  51 Mercedes Way, Edgewood, NY 11717.  TPG RE FINANCE TRUST, INC.  C/O PROXY SERVICES  P.O. BOX 9142  FARMINGDALE, NY 11735  E42523-P05925  For  All   Withhold  All  For All  Except  TPG RE FINANCE TRUST, INC.  To withhold authority to vote for any individual  nominee(s), mark "For All Except" and write the  number(s) of the nominee(s) on the line below.  The Board of Directors recommends you vote FOR the following:  !  !  !  1.  Election of Directors    Nominees:    01)  Avi Banyasz    02)  Greta Guggenheim    03)  Kelvin Davis    04)  Michael Gillmore    05)  Wendy Silverstein    06)  Bradley Smith    07)  Gregory White  The Board of Directors recommends you vote FOR proposals 2 and 3:  For   Against  Abstain  !  !  !  2.  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending  December 31, 2018.  !  !  !  3.  Advisory Vote on Executive Compensation: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.  Every  Three  Years  Every  Two  Years  Every  Year  Abstain  The Board of Directors recommends you vote EVERY YEAR for proposal 4:  !  !  !  !  4.  Recommend, on a non-binding, advisory basis, the frequency of future non-binding, advisory votes on the compensation of the Company’s  named executive officers.  NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting and any adjournments  or postponements thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned  stockholder(s). If no direction is made, this proxy will be voted FOR the election of the director nominees named herein, FOR proposals 2 and 3 and EVERY  YEAR for proposal 4.  !  For address changes and/or comments, please check this box  and write them on the back where indicated.  Yes   No  !  !  Please indicate if you plan to attend this meeting.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,  administrator, or other fiduciary, please give full title as such. Joint owners should each sign  personally. All holders must sign. If a corporation or partnership, please sign in full corporate  or partnership name by authorized officer.

  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.    E42524-P05925    TPG RE FINANCE TRUST, INC.    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     ANNUAL MEETING OF STOCKHOLDERS    MAY 23, 2018    The stockholder(s) hereby appoint(s) Greta Guggenheim, Robert Foley, Deborah Ginsberg and Matthew Coleman, or any   of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and   to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Class A Common Stock of  TPG RE Finance Trust, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at  10:00 a.m., Eastern Time, on Wednesday, May 23, 2018, at the Park Central Hotel, 870 Seventh Avenue, New York, New York 10019  and any adjournments or postponements thereof.    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS   ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE   BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND EVERY YEAR FOR PROPOSAL 4.    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.    Address Changes/Comments: _______________________________________________________________________________    ________________________________________________________________________________________________________      (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)    Continued and to be signed on reverse side